EXHIBIT 10.1

EXECUTION VERSION

EXCHANGE AGREEMENT

This Exchange Agreement (this “Agreement”) is made and entered into as of August 6, 2020, by and among John C. Malone (“Dr. Malone”), the John C. Malone 1995 Revocable Trust U/A DTD 3/6/1995 (the “Trust”) and Liberty Broadband Corporation, a Delaware corporation (“Parent”).

RECITALS

WHEREAS, simultaneously with the execution of this Agreement, Parent, GCI Liberty, Inc., a Delaware corporation (the “Company”), Grizzly Merger Sub 1, LLC, a Delaware limited liability company and Wholly Owned Subsidiary of Parent (“Merger LLC”), and Grizzly Merger Sub 2, Inc., a Delaware corporation and Wholly Owned Subsidiary of Merger LLC (“Merger Sub”), are entering into the Agreement and Plan of Merger, dated as of the date hereof (as amended pursuant to its terms, the “Merger Agreement”), pursuant to which, upon the terms and subject to the conditions set forth therein (i) Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger, and (ii) immediately following the Merger, the Company, as the surviving corporation in the Merger and a Wholly Owned Subsidiary of Merger LLC, will merge with and into Merger LLC (the “Upstream Merger”, and together with the Merger, the “Combination”), with Merger LLC surviving the Upstream Merger;

WHEREAS, at the Effective Time, except as otherwise provided in the Merger Agreement, each share of Company Series A Common Stock issued and outstanding immediately prior to the Effective Time will automatically be converted into the right to receive 0.580 shares of Parent Series C Common Stock; each share of Company Series B Common Stock issued and outstanding immediately prior to the Effective Time will automatically be converted into the right to receive 0.580 shares of Parent Series B Common Stock; and each share of Company Preferred Stock issued and outstanding immediately prior to the Effective Time will automatically be converted into the right to receive one share of Parent Preferred Stock;

WHEREAS, in connection with the Combination, as required by Parent and the Company in connection with the execution of the Merger Agreement, the Trust has agreed to (i) waive its right to receive certain shares of Parent Series B Common Stock in the Merger in respect of the shares of Company Series B Common Stock held by the Trust immediately prior to the Effective Time, and (ii) to receive shares of Parent Series C Common Stock, on the terms and subject to the conditions herein, so that the Malone Voting Power immediately following the Effective Time is as close as possible to being equal to, but without being greater than, the Target Voting Power;

WHEREAS, Dr. Malone and Parent have agreed that the Malone Series C Exchangeable Shares will be exchangeable on a one-for-one basis, at the option of Dr. Malone, into shares of Parent Series B Common Stock upon the occurrence of a Dilutive Event on the terms and subject to the conditions set forth herein;

WHEREAS, Dr. Malone and Parent have further agreed that Dr. Malone or the Trust will exchange shares of Parent Series B Common Stock for shares of Parent Series C Common Stock, on a one-for-one basis, upon the occurrence of an Accretive Event on the terms and subject to the conditions set forth herein; and

WHEREAS, Dr. Malone and Parent have further agreed that Dr. Malone or the Trust will receive, subject to the discretion of Parent to elect an exchange pursuant to Section 5 of this Agreement, the same per share amount and form of consideration to be received by holders of Parent Series B Common Stock for each Malone Series C Exchangeable Share then held by Malone or the Trust, on a one-for-one basis, upon the occurrence of a Fundamental Event on the terms and subject to the conditions set forth herein.

NOW THEREFORE, in consideration of the covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.	Definitions. Capitalized terms used but not defined in this Agreement have the respective meanings assigned to those terms in the Merger Agreement. In addition, as used in this Agreement, the following terms will have the following meanings:

“Accretive Event” means any event resulting in the reduction of the Outstanding Votes, whether by repurchase, redemption, conversion or otherwise, immediately following which, and after taking into account any concurrent or substantially concurrent other event resulting in a reduction of the number of Outstanding Votes or the effects of any substantially concurrent Dilutive Event, the Malone Voting Power would be greater than 0.5% plus the Target Voting Power at such time.

“Accretive Event Notice” has the meaning set forth in Section 4(a).

“Agreement” has the meaning set forth in the preamble.

“Available Parent Series B Shares” means, at the time of any determination thereof, shares of Parent Series B Common Stock in an amount equal to (x) the number of Waived Parent Series B Shares, plus (y) the aggregate number of Reverse Exchange Malone Series B Exchange Shares delivered to Parent at any one or more Reverse Exchange Closings occurring prior to such date of determination, minus (y) the aggregate number of any Dilutive Event Parent Series B Exchange Shares delivered by Parent at any one or more prior Dilutive Event Exchange Closings.

“beneficial owner”, “beneficial ownership” and “beneficially owns” have the meanings given such terms in Rule 13d-3 under the Exchange Act and Dr. Malone’s beneficial ownership of capital stock or other equity security which is then entitled to vote generally in the election of directors shall be calculated in accordance with the provisions of such Rule; provided, however, that, for purposes of determining beneficial ownership, (a) Dr. Malone shall be deemed to be the beneficial owner of any Equity which may be acquired by Dr. Malone (disregarding any conditions or legal impediments to such beneficial ownership), whether within sixty (60) days or thereafter, upon the conversion, exchange or exercise of any warrants, options, rights or other securities issued by a Person, (b) notwithstanding clause (a), Dr. Malone shall not be deemed to beneficially own any Available Parent Series B Shares unless and until Dr. Malone acquires such shares at an Exchange Closing pursuant to the terms of this Agreement and Dr. Malone will cease to beneficially own any shares of Parent Series B Common Stock upon delivery of such shares to Parent at any Reverse Exchange Closing, (c) notwithstanding clause (a), Dr. Malone shall not be deemed to beneficially own any Parent Series A Common Stock into which shares of Parent Series B Common Stock beneficially owned by Dr. Malone may be converted pursuant to the Parent Charter, (d) Dr. Malone shall not be deemed to beneficially own any Equity solely as a result of Dr. Malone’s execution of any Transaction Document or Dr. Malone’s filing of any reports, forms or schedules with the SEC in connection with any of the matters contemplated hereby or thereby, and (e) Dr. Malone shall be deemed to beneficially own any shares of Parent Series B Common Stock Transferred to, and held by, a Family Member for purposes of any determination of the Malone Voting Power.

“Combination” has the meaning set forth in the Recitals.

“Combination Closing” means the closing of the Combination pursuant to the Merger Agreement.

“Combination Closing Issuance” has the meaning set forth in Section 2.

“Company” has the meaning set forth in the Recitals.

“Delaware Courts” has the meaning set forth in Section 16.

“Dilutive Event” means any event resulting in the increase of the Outstanding Votes, whether upon the exercise of stock options, conversion of any convertible security, issuance of capital stock or otherwise, immediately following which, and after taking into account any concurrent or substantially concurrent other event resulting in the increase of the number of Outstanding Votes or the effects of any substantially concurrent Accretive Event, the Malone Voting Power would be less than the Target Voting Power at such time minus 0.5%.

“Dilutive Event Exchange” has the meaning set forth in Section 3(d).

“Dilutive Event Exchange Closing” has the meaning set forth in Section 3(c).

“Dilutive Event Notice” has the meaning set forth in Section 3(a).

“Dilutive Event Parent Series B Exchange Shares” has the meaning set forth in Section 3(d).

“Dilutive Event Series C Exchangeable Shares” has the meaning set forth in Section 3(b).

“Exchange” means a Dilutive Event Exchange, a Reverse Exchange or a Fundamental Event Exchange.

“Exchange Closing” means a Dilutive Event Exchange Closing, a Reverse Exchange Closing or a Fundamental Event Exchange Closing.

“Exchange Event” means a Dilutive Event, an Accretive Event or a Fundamental Event.

“Exchange Notice” has the meaning set forth in Section 3(b).

“Family Member” means a descendant of a parent of either John C. Malone or Leslie A. Malone.

“Fundamental Event” means any combination, consolidation, merger, split-off, spin-off, rights offering, or dividend, in each case, as a result of which holders of Parent Series B Common Stock are entitled to receive securities of Parent, securities of another Person, property or cash, or a combination thereof.

“Fundamental Event Exchange” has the meaning set forth in Section 5.

“Fundamental Event Exchange Closing” has the meaning set forth in Section 5.

“Fundamental Event Parent Series B Exchange Shares” has the meaning set forth in Section 5.

“Fundamental Event Series C Exchangeable Shares” has the meaning set forth in Section 5.

“Independent Director” means a member of the Parent Board who (i) qualifies as an “Independent Director” as defined in the NASDAQ Marketplace Rules or who qualifies as “independent” under the applicable rules and regulations of any other national securities exchange on which the Parent Capital Stock is publicly traded after the date hereof and (ii) is independent for purposes of Delaware law (as determined in good faith by the Parent Board) from Dr. Malone.

“Initial Malone Series C Exchangeable Shares” means the shares of Parent Series C Common Stock to be issued and/or delivered to the Trust at the Effective Time pursuant to Section 2 hereof, which shall be equal to the number of Waived Parent Series B Shares. For the avoidance of doubt, the Initial Malone Series C Exchangeable Shares shall not include any shares of Parent Series C Common Stock that the Trust or the Leslie A. Malone 1995 Rev Trust receives as Series A Consideration.

“Malone Rescission Shares” shall have the meaning set forth in Section 6.

“Malone Series C Exchangeable Shares” means, at the time of any determination thereof, shares of Parent Series C Common Stock in an amount equal to (x) the number of Initial Malone Series C Exchangeable Shares plus (y) the aggregate number of any Reverse Exchange Parent Series C Exchange Shares issued to Dr. Malone or the Trust at any one or more prior Reverse Exchange Closings, minus (z) the aggregate number of any Dilutive Event Series C Exchangeable Shares exchanged by Dr. Malone or the Trust at any one or more prior Dilutive Event Exchange Closings.

“Malone Voting Power” means, at the time of any determination thereof, the aggregate voting power of the Voting Securities with respect to which Dr. Malone has beneficial ownership as a percentage of the voting power of all outstanding Voting Securities.

“Merger” has the meaning set forth in the Recitals.

“Merger Agreement” has the meaning set forth in the Recitals.

“Merger LLC” has the meaning set forth in the Recitals.

“Merger Sub” has the meaning set forth in the Recitals.

“Dr. Malone” has the meaning set forth in the preamble.

“Non-Exempt Transfer” means a Transfer of Parent Series B Common Stock beneficially owned by Dr. Malone to any Person, other than a Transfer (i) that does not result in Dr. Malone ceasing to be the beneficial owner of such shares of Parent Series B Common Stock (provided, however, that if, following such Transfer, Dr. Malone ceases to be the beneficial owner of such shares of Parent Series B Common Stock, such shares of Parent Series B Common Stock shall be deemed to be Transferred in a Non-Exempt Transfer at the time Dr. Malone so ceases to be the beneficial owner thereof), (ii) (x) to a Family Member for estate-planning purposes or (y) to the President and Chief Executive Officer of Parent as of the date hereof, so long as such person remains a director and officer of Parent (the person referred to in this subsection (ii)(y) of this definition, the “Proposed Transferee”); provided, that, in the case of Transfers referred to in clause (y) of this subsection (ii), the Proposed Transferee (1) is Transferred all of the Parent Series B Common Stock then beneficially owned by Dr. Malone and the Trust and all rights to Available Parent Series B Shares available to Dr. Malone and the Trust under this Agreement at such time and (2) has signed a Successor Exchange Agreement prior to such Transfer, or (iii) upon the death of Dr. Malone, to his heirs, executors, administrators, testamentary trustees, legatees or beneficiaries; provided, in the case of Transfers referred to in this subsection (iii), such Transfer shall be deemed a Non-Exempt Transfer unless such transferees have signed a Successor Exchange Agreement within 180 days (or such later date as determined by the Independent Directors) of the date of such Transfer.

“Outstanding Votes” means, at the time of any determination thereof, the total number of votes of the outstanding Voting Securities that may be cast at any meeting of stockholders of Parent at which matters generally voted on by the holders of Voting Securities are to be considered.

“Parent” has the meaning set forth in the preamble.

“Parent Charter” means the Restated Certificate of Incorporation of Parent, as amended from time to time.

“Parent Exchange Shares” means (i) the Initial Malone Series C Exchangeable Shares, (ii) any Dilutive Event Parent Series B Exchange Shares issued in a Dilutive Exchange, (iii) any Reverse Exchange Parent Series C Exchange Shares issued in a Reverse Exchange or (iv) any Available Parent Series B Shares issued in a Fundamental Event Exchange.

“Parent Rescission Shares” shall have the meaning set forth in Section 6.

“Permitted Encumbrance” means (i) any Encumbrance under this Agreement (including, without limitation, pursuant to Section 6 hereof), and (ii) any restrictions on transfer arising under securities Laws of general applicability.

“Rescission” has the meaning set forth in Section 6.

“Rescission Exchange” has the meaning set forth in Section 9.

“Reverse Exchange” has the meaning set forth in Section 4(c).

“Reverse Exchange Closing” has the meaning set forth in Section 4(b).

“Reverse Exchange Malone Series B Exchange Shares” has the meaning set forth in Section 4(c).

“Reverse Exchange Parent Series C Exchange Shares” has the meaning set forth in Section 4(c).

“Successor Exchange Agreement” means a successor exchange agreement, approved by the Independent Directors, between Parent and one or more persons, in substantially the form of this Agreement with such modifications as are necessary such that (i) if, as of the time of execution of such successor exchange agreement, such person’s beneficial ownership as a percentage of the voting power of all outstanding Voting Securities is greater than the Target Voting Power, such person agrees to transfer Parent Series B Common Stock to Parent in exchange for Parent Series C Common Stock so that such person’s beneficial ownership as a percentage of the voting power of all outstanding Voting Securities does not exceed the Target Voting Power and (ii) the number of Available Parent Series B Shares under such successor exchange agreement includes that number of Available Parent Series B Shares under this Agreement at the time of execution of the successor exchange agreement.

“Target Voting Power” means 49% (or such lesser percentage from time to time in effect as a result of decreases in accordance with the following provisions). At the time of each Transfer, if any, of Parent Series B Common Stock in a Non-Exempt Transfer, the Target Voting Power shall be decreased by an amount equal to the aggregate voting power of Parent Series B Common Stock Transferred in such Non-Exempt Transfer (expressed as a percentage of the voting power of all outstanding Voting Securities at such time). For the avoidance of doubt, if the Target Voting Power has previously been decreased to 45% and the aggregate voting power of Parent Series B Common Stock Transferred in a subsequent Non-Exempt Transfer is 1%, the Target Voting Power shall be 44%.

“Transfer” means a sale, transfer or disposition of beneficial ownership, directly or indirectly, whether by operation of law or otherwise; provided, however, the granting of any proxy to vote Parent Series B Common Stock in connection with a Fundamental Event will not be deemed a Transfer of beneficial ownership of the underlying shares.

“Trust” has the meaning set forth in the preamble.

“Upstream Merger” has the meaning set forth in the Recitals.

“Voting Securities” shall have the meaning set forth in the Parent Charter, together with any shares of a new class or series of capital stock of Parent issued after the date hereof which by the terms of any amendment to the Parent Charter (including through the effectiveness of a Preferred Stock Designation (as defined in the Parent Charter)) is designated as a Voting Security.

“Waived Parent Series B Shares” means the portion of the shares of Parent Series B Common Stock that, but for the waiver contained in Section 2 hereof, would have been issued to the Trust pursuant to the Merger which shall be equal to the minimum number of whole shares of Parent Series B Common Stock which must be subtracted from the total number of shares of Parent Series B Common Stock to which the Trust is entitled to receive pursuant to the Merger such that the Malone Voting Power immediately following the Effective Time is as close as possible to being equal to, but without being greater than, the Target Voting Power.

“Waiver” has the meaning set forth in Section 2.

2.	Waiver; Combination Closing Issuance. The Trust hereby waives its right to receive in the Merger as Series B Consideration the Waived Parent Series B Shares (the “Waiver”) and, at the Effective Time, Parent shall issue to the Trust the Initial Malone Series C Exchangeable Shares (the “Combination Closing Issuance”).

3.	Exchange Upon Dilutive Events.

(a)	If Parent proposes to consummate any Dilutive Event or receives notice of any occurrence, event or fact that would reasonably be expected to cause, or has caused, a Dilutive Event, Parent shall provide prompt written notice to Dr. Malone (a “Dilutive Event Notice”), specifying the nature and timing of the Dilutive Event and a reasonable estimate of the Malone Voting Power after giving effect to such Dilutive Event (for the avoidance of doubt, without giving effect to any Dilutive Event Exchange in respect thereof).

(b)	No later than five (5) Business Days after the later of (x) receipt of a Dilutive Event Notice by Dr. Malone or (y) occurrence of the Dilutive Event, Dr. Malone may deliver to Parent written notice (an “Exchange Notice”), specifying the number of Malone Series C Exchangeable Shares to be exchanged by one or both of Dr. Malone and the Trust for shares of Parent Series B Common Stock (collectively, the “Dilutive Event Series C Exchangeable Shares”); provided, that the number of Dilutive Event Series C Exchangeable Shares may not exceed the lesser of (i) such number of shares of Parent Series B Common Stock, the incremental beneficial ownership of which by Dr. Malone or the Trust would cause the Malone Voting Power immediately following the consummation and closing of such Dilutive Event Exchange to be as close as possible to being equal to, but without being greater than, the Target Voting Power, and (ii) the number of Available Parent Series B Shares at such time.

(c)	The consummation and closing of any Dilutive Event Exchange will take place as promptly as practicable following the later of (i) the delivery of an Exchange Notice and (ii) the receipt of any necessary regulatory approvals required for Dr. Malone and Parent to complete such Dilutive Event Exchange (including pursuant to the HSR Act or any other Competition Law) (the “Dilutive Event Exchange Closing”), and at a location and time agreed to by Dr. Malone and Parent; provided, however, that the conditions set forth in Sections 11, 12 and 13 shall have been satisfied (or waived by the party entitled to the benefit of same).

(d)	At any Dilutive Event Exchange Closing, on the terms and subject to the conditions contained in this Agreement (including after giving effect to any adjustments in accordance with Section 20(d) hereof), Dr. Malone and the Trust, as applicable, shall convey, transfer and deliver to Parent their respective number of Dilutive Event Series C Exchangeable Shares specified in the Exchange Notice for such Dilutive Event Exchange Closing free and clear of all Encumbrances other than Permitted Encumbrances, and, in exchange therefor, Parent shall issue and/or deliver to Dr. Malone and the Trust, as applicable, such number of shares of Parent Series B Common Stock as is equal to such number of Dilutive Event Series C Exchangeable Shares delivered by Dr. Malone and the Trust, respectively (the transactions described in this clause (d) being a “Dilutive Event Exchange”, and such shares of Parent Series B Common Stock so delivered pursuant to a Dilutive Event Exchange, the “Dilutive Event Parent Series B Exchange Shares”), which Dilutive Event Parent Series B Exchange Shares shall be duly authorized, validly issued, fully paid and nonassessable and free and clear of all Encumbrances other than Permitted Encumbrances.

(e)	At any Dilutive Event Exchange Closing, Parent and Dr. Malone will duly execute and deliver a cross receipt acknowledging the receipt by Dr. Malone or the Trust of the Dilutive Event Parent Series B Exchange Shares and the receipt by Parent of the Dilutive Event Series C Exchangeable Shares.

4.	Reverse Exchange Upon Accretive Events.

(a)	If Parent proposes to consummate any Accretive Event or receives notice of any occurrence, event or fact that would reasonably be expected to cause, or has caused, an Accretive Event, Parent shall provide prompt written notice to Dr. Malone (an “Accretive Event Notice”), specifying the nature and timing of the Accretive Event and a reasonable estimate of the Malone Voting Power after giving effect to such Accretive Event (for the avoidance of doubt, without giving effect to any Reverse Exchange in respect thereof) and its reasonable estimate of the Reverse Exchange Malone Series B Exchange Shares to be delivered at the Reverse Exchange Closing relating to such Accretive Event Notice.

(b)	No later than the earlier of (x) five (5) Business Days after receipt of an Accretive Event Notice by Dr. Malone and (y) the date on which an Accretive Event is to occur, but in any event prior to or concurrently with the consummation of the Accretive Event, Dr. Malone or the Trust and Parent shall consummate a Reverse Exchange (the “Reverse Exchange Closing”) at a location and time agreed to by Dr. Malone and Parent; provided, however, that the conditions set forth in Sections 11, 12 and 13 shall have been satisfied (or waived by the party entitled to the benefit of same).

(c)	At a Reverse Exchange Closing, on the terms and subject to the conditions contained in this Agreement (including after giving effect to any adjustments in accordance with Section 20(d) hereof), Dr. Malone or the Trust shall deliver to Parent the number of shares of Parent Series B Common Stock that would cause the Malone Voting Power to be as close as possible to being equal to, but without being greater than, the Target Voting Power after giving effect to the Accretive Event and such Reverse Exchange Closing (the “Reverse Exchange Malone Series B Exchange Shares”), free and clear of all Encumbrances other than Permitted Encumbrances, and, in exchange therefor, Parent shall issue and/or deliver to Dr. Malone and the Trust, as applicable, the number of shares of Parent Series C Common Stock as is equal to the number of Reverse Exchange Malone Series B Exchange Shares delivered by Dr. Malone and the Trust, respectively (the transactions described in this clause (c) being a “Reverse Exchange” and such shares of Parent Series C Common Stock so delivered pursuant to an Reverse Exchange, the “Reverse Exchange Parent Series C Exchange Shares”), and such shares shall be duly authorized, validly issued, fully paid and nonassessable and free and clear of all Encumbrances other than Permitted Encumbrances.

(d)	At any Reverse Exchange Closing, Parent and Dr. Malone will duly execute and deliver a cross receipt acknowledging the receipt by Dr. Malone or the Trust of the Reverse Exchange Parent Series C Exchange Shares and the receipt by Parent of the Reverse Exchange Malone Series B Exchange Shares.

5.	Exchange Upon Fundamental Events. In the event that Parent proposes to consummate a Fundamental Event, then either, at Parent’s sole discretion (as approved by a majority of the Independent Directors), either (x) Parent shall provide for Dr. Malone or the Trust to receive the same per share amount and form of consideration for each Malone Series C Exchangeable Share then outstanding and beneficially owned by Dr. Malone or the Trust as the per share amount and form of consideration to be received by holders of Parent Series B Common Stock in such Fundamental Event, and Dr. Malone or the Trust, as applicable, will waive (or cause to be waived) the right to receive the consideration that otherwise would be received with respect to such Malone Series C Exchangeable Shares or (y) immediately prior to the consummation of the Fundamental Event, Parent and Dr. Malone shall consummate, and Parent and the Trust shall separately consummate, an exchange whereby Parent shall issue and/or deliver to Dr. Malone and the Trust, as applicable, one share of Parent Series B Common Stock for each Malone Series C Exchangeable Share then outstanding and beneficially owned by Dr. Malone or the Trust, respectively, in an aggregate amount not to exceed the Available Parent Series B Shares (the “Fundamental Event Parent Series B Exchange Shares”) and Dr. Malone and the Trust, as applicable, shall deliver to Parent their respective Malone Series C Exchangeable Shares (the “Fundamental Event Series C Exchangeable Shares”), which shall result in Dr. Malone and the Trust holding shares of Parent Series B Common Stock (in lieu of such Malone Series C Exchangeable Shares) that are entitled to receive the same per share amount and form of consideration to be received by Dr. Malone and the Trust, respectively, for his or its other shares of Parent Series B Common Stock (a “Fundamental Event Exchange” and the consummation of a Fundamental Event Exchange, a “Fundamental Event Exchange Closing”).

6.	Rescission. If, following an Exchange Closing, the applicable Exchange Event is not consummated either prior to or within ten (10) Business Days following such Exchange Closing, (i) the applicable Exchange will be automatically rescinded and treated as if neither the Exchange nor the Exchange Closing had ever occurred (the “Rescission”); (ii) each of Parent, Dr. Malone and the Trust hereby waives, and none of Parent, Dr. Malone or the Trust shall have, any rights, duties or obligations of any kind (other than rights, duties or obligations to effect the Rescission) in respect of the Exchange to receive or retain, (x) in the case of Dr. Malone and the Trust, (A) following any Dilutive Event Exchange Closing, any Dilutive Event Parent Series B Exchange Shares; (B) following any Reverse Exchange Closing, any Reverse Exchange Parent Series C Exchange Shares; and (C) following any Fundamental Event Exchange Closing, any Fundamental Event Parent Series B Exchange Shares (such shares referred to in clauses (A), (B) and (C), collectively the “Malone Rescission Shares”), and, (y) in the case of Parent, (A) following any Dilutive Event Exchange Closing, any Dilutive Event Series C Exchangeable Shares; (B) following any Reverse Exchange Closing, any Reverse Exchange Malone Series B Exchange Shares; and (C) following any Fundamental Event Exchange Closing, any Fundamental Event Series C Exchangeable Shares (such shares referred to in clauses (A), (B) and (C), collectively the “Parent Rescission Shares”); and (iii) each of Parent, on the one hand, and Dr. Malone and the Trust, on the other hand, will take such actions as are reasonably necessary to effect such Rescission, and each will be deemed, upon the effectiveness of such Rescission, to make appropriate representations and warranties to the other with respect to the valid issuance and conveyance, as applicable, and the lack of any Encumbrances upon the Malone Rescission Shares or Parent Rescission Shares (other than Permitted Encumbrances), as applicable, so as to vest in the other good and valid title to the Malone Rescission Shares or Parent Rescission Shares, as applicable.

7.	Representations.

(a)	Representations of Dr. Malone. Dr. Malone, on behalf of himself individually and as trustee of the Trust, represents and warrants to Parent that:

(i)	as of the date of this Agreement, Dr. Malone beneficially owns 4,021,175 shares of Company Series B Common Stock, 10 shares of Company Preferred Stock, 607,021 shares of Parent Series A Common Stock and 2,363,834 shares of Parent Series B Common Stock;

(ii)	(x) as of the date of any Dilutive Event Exchange Closing, Dr. Malone will beneficially own or own of record such number of shares of Dilutive Event Series C Exchangeable Shares as is specified in the Exchange Notice to be delivered and exchanged by Dr. Malone or the Trust at the Dilutive Event Exchange Closing free and clear of all Encumbrances other than Permitted Encumbrances, (y) as of the date of any Reverse Exchange Closing, Dr. Malone will beneficially own or own of record such number of shares of Reverse Exchange Malone Series B Exchange Shares to be delivered and exchanged by Dr. Malone or the Trust at the Reverse Exchange Closing free and clear of all Encumbrances other than Permitted Encumbrances or (z) as of the date of any Fundamental Event Exchange Closing, Dr. Malone will beneficially own or own of record such number of shares of Malone Series C Exchangeable Shares to be delivered and exchanged by Dr. Malone or the Trust at the Fundamental Event Exchange Closing free and clear of all Encumbrances other than Permitted Encumbrances;

(iii)	upon delivery to Parent of the Dilutive Event Series C Exchangeable Shares, Reverse Exchange Malone Series B Exchange Shares or Malone Series C Exchangeable Shares at the applicable Exchange Closing, in the manner provided in this Agreement, Parent will have good and valid title to such Dilutive Event Series C Exchangeable Shares, Reverse Exchange Malone Series B Exchange Shares or Malone Series C Exchangeable Shares, free and clear of all Encumbrances other than Permitted Encumbrances and Encumbrances created by Parent or any of its Subsidiaries;

(iv)	the Trust is a trust duly organized, validly existing under the Laws of the State of Florida and each of Dr. Malone and the Trust have all requisite legal capacity to execute and deliver this Agreement and to perform their obligations under this Agreement, including the consummation of the Waiver and Combination Closing Issuance, any Exchange and the other transactions contemplated hereby;

(v)	this Agreement has been duly and validly executed and delivered by Dr. Malone and the Trust and, assuming the due execution and delivery hereof by Parent, is a valid and binding agreement of Dr. Malone and the Trust, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally, or by principles governing the availability of equitable remedies;

(vi)	the execution, delivery and performance by Dr. Malone and the Trust of this Agreement and the consummation by Dr. Malone or the Trust of the Waiver and Combination Closing Issuance, any Exchange and the other transactions contemplated hereby requires no action by or in respect of, or filings with, any Governmental Authority other than (x) as may be required by Competition Laws, including the HSR Act, (y) such clearances, consents, approvals, Orders, licenses, authorizations, registrations, declarations, permits, filings and notifications as may be required under applicable securities Laws and (z) any actions or filings under Laws (other than Competition Laws) the absence of which would not reasonably be expected, individually or in the aggregate, to have a material adverse effect on the ability of Dr. Malone or the Trust to consummate the Waiver and Combination Closing Issuance, an Exchange or the other transactions contemplated hereby, or prevent or materially delay the consummation of the Waiver and Combination Closing Issuance, an Exchange or the other transactions contemplated by this Agreement or the Merger Agreement;

(vii)	the execution and delivery of this Agreement, and the performance by Dr. Malone and the Trust of this Agreement and the consummation by Dr. Malone or the Trust of the Waiver and Combination Closing Issuance, any Exchange and the other transactions contemplated hereby will not (x) violate any applicable Law, (y) conflict with or constitute a default, breach or violation of (with or without notice or lapse of time, or both) the terms, conditions or provisions of, or result in the acceleration of (or the creation in any Person of any right to cause the acceleration of) any performance of any obligation or any increase in any payment required by, or the termination, suspension, modification, impairment or forfeiture (or the creation in any Person of any right to cause the termination, suspension, modification, impairment or forfeiture) of any contract, agreement or instrument to which Dr. Malone or the Trust is subject, which would prevent Dr. Malone or the Trust from performing any of their obligations hereunder, or (z) require any consent by or approval of or notice to any other Person or entity (other than a Governmental Authority), except, in the case of clauses (x), (y) and (z), as would not have a material adverse effect, individually or in the aggregate, on Dr. Malone’s or the Trust’s ability to consummate the Waiver and Combination Closing Issuance, an Exchange or the other transactions contemplated hereby, or prevent or materially delay the consummation of the Waiver and Combination Closing Issuance, an Exchange or the other transactions contemplated by this Agreement or the Merger Agreement; and

(viii)	each of Dr. Malone and the Trust is a sophisticated investor and an accredited investor (as defined in Rule 501(a) of Regulation D of the Securities Act), with sufficient knowledge and experience in financial and business matters to evaluate the merits and risks of the Waiver and Combination Closing Issuance, any Exchange, and the other transactions contemplated hereby, and each of Dr. Malone and the Trust acknowledges that the offer and sale of the Parent Exchange Shares has not been registered under the Securities Act or any securities Laws of any state and that such Parent Exchange Shares may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act, except pursuant to an exemption from such registration available under the Securities Act.

(b)	Representations of Parent. Parent represents and warrants to Dr. Malone and the Trust that:

(i)	upon issuance and/or delivery to Dr. Malone or the Trust of Parent Exchange Shares at the Combination Closing Issuance or an Exchange Closing in the manner provided in this Agreement, such Parent Exchange Shares will be duly authorized, validly issued, fully paid and nonassessable and Dr. Malone or the Trust, as applicable, will have good and valid title to such Parent Exchange Shares so delivered free and clear of all Encumbrances other than Permitted Encumbrances and Encumbrances created by Dr. Malone or any of his respective Affiliates;

(ii)	Parent is a Delaware corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware, and has full power and authority to execute and deliver this Agreement and to consummate the Combination Closing Issuance, any Exchange and the other transactions contemplated hereby;

(iii)	the execution and delivery of this Agreement by Parent, and performance of this Agreement by Parent, including the consummation of the Combination Closing Issuance, any Exchange and the other transactions contemplated hereby, has been duly authorized by all requisite corporate power;

(iv)	this Agreement has been duly and validly executed and delivered by Parent and, assuming the due execution and delivery hereof by Dr. Malone and the Trust, is a valid and binding agreement of Parent, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally, or by principles governing the availability of equitable remedies;

(v)	the execution, delivery and performance by Parent of this Agreement and the consummation by Parent of the Combination Closing Issuance, any Exchange, and the other transactions contemplated hereby requires no action by or in respect of, or filings with, any Governmental Authority, other than (x) filings or notifications required to be made by Parent pursuant to any Competition Laws, including the HSR Act, (y) such clearances, consents, approvals, Orders, licenses, authorizations, registrations, declarations, permits, filings and notifications as may be required under applicable securities Laws and (z) any actions or filings under Laws (other than Competition Laws) the absence of which would not reasonably be expected, individually or in the aggregate, to have a material adverse effect on the ability of Parent to consummate the Combination Closing Issuance, any Exchange or the other transactions contemplated hereby or prevent or materially delay the consummation of the Combination Closing Issuance, any Exchange or the other transactions contemplated by this Agreement or the Merger Agreement; and

(vi)	the execution, delivery and performance by Parent of this Agreement and the consummation of the Combination Closing Issuance, any Exchange, and the other transactions contemplated hereby will not (A) violate any applicable Law, (B) after giving effect to the waivers contained herein, conflict with or constitute a default, breach or violation of (with or without notice or lapse of time, or both) the terms, conditions or provisions of, or result in the acceleration of (or the creation in any Person of any right to cause the acceleration of) any performance of any obligation or any increase in any payment required by, or the termination, suspension, modification, impairment or forfeiture (or the creation in any Person of any right to cause the termination, suspension, modification, impairment or forfeiture) of any contract, agreement or instrument to which Parent is subject, including without limitation the Parent Charter, the Parent Bylaws or similar organization documents of any of Parent’s Subsidiaries, which would prevent it from performing any of its obligations hereunder, (C) require any consent by or approval of or notice to any other Person or entity (other than a Governmental Authority), except, in the case of clauses (A), (B) and (C), as would not have a material adverse effect, individually or in the aggregate, on Parent’s ability to consummate the Combination Closing Issuance, any Exchange and the other transactions contemplated hereby, or prevent or materially delay the consummation of the Combination Closing Issuance, any Exchange and the other transactions contemplated by this Agreement or the Merger Agreement.

8.	Reasonable Best Efforts and Other Covenants.

(a)	Parent, Dr. Malone and the Trust shall cooperate with each other and use their reasonable best efforts to (i) consummate the Combination Closing Issuance, any Exchange and any other transactions contemplated by this Agreement in the manner contemplated by this Agreement and (ii) execute documents reasonably necessary to effect the Combination Closing Issuance or any Exchange.

(b)	Parent, Dr. Malone and the Trust shall cooperate with each other and shall prepare and file all necessary filings, applications, notices and/or similar instruments or documentation, and use their reasonable best efforts to obtain as promptly as practicable all consents, approvals or non-objections, as applicable, of all Third Parties and Governmental Authorities that, in each case, are required under applicable Law to consummate the Combination Closing Issuance, any Exchange, and the other transactions contemplated by this Agreement.

(c)	If requested by Dr. Malone (or, upon the death of Dr. Malone, his heirs, executors, administrators, testamentary trustees, legatees or beneficiaries), Parent shall negotiate in good faith a Successor Exchange Agreement with the Proposed Transferee or such heir, executor, administrator, testamentary trustee, legatee or beneficiary.

(d)	Neither Dr. Malone nor the Trust shall Transfer any shares of Parent Series B Common Stock to the Proposed Transferee if such Transfer would be a Non-Exempt Transfer.

(e)	Dr. Malone shall promptly provide notice to the Company of any Transfer by Dr. Malone or the Trust of Parent Series B Common Stock.

(f)	Unless otherwise determined by the Independent Directors, in connection with any Fundamental Event involving a split-off or spin-off, Dr. Malone, the Trust and the Company (acting through the Independent Directors) shall negotiate an exchange agreement with respect to the split-off or spun-off entity in substantially the form of this Agreement in order to replicate the benefits and obligations of Dr. Malone and the Trust with respect to substantially similar securities of the split-off or spun-off entity as exist under this Agreement as of the effective time of such split-off or spin-off.

9.	Tax Matters. Each of Parent, the Trust and Dr. Malone acknowledges and agrees that, for U.S. federal income tax purposes, the Combination Closing Issuance is intended to be treated as an issuance of stock by Parent pursuant to the “plan of reorganization” in the Merger Agreement and not as a separate transaction. Each of Parent, the Trust and Dr. Malone acknowledges and agrees that each Exchange is a transaction intended to qualify, for U.S. federal income tax purposes, as a tax-free exchange pursuant to Section 1036(a) of the Code and a tax-free reorganization under Section 368(a)(1)(E) of the Code, and except to the extent otherwise required pursuant to a “determination” (within the meaning of Section 1313(a) of the Code), Parent, the Trust and Dr. Malone agree not to take any position on any Tax Return, or take any position for Tax purposes, that is inconsistent with (i) treating the Combination Closing Issuance as an issuance of stock by Parent pursuant to the “plan of reorganization” in the Merger Agreement and not as a separate transaction and (ii) any Exchange qualifying for U.S. federal income tax purposes as a tax-free exchange under Section 1036(a) of the Code and a tax-free reorganization under Section 368(a)(1)(E) of the Code; provided, that in the event of a Rescission, Parent, the Trust and Dr. Malone shall not take any position on any Tax Return, or take any position for Tax purposes, that is inconsistent with an Exchange and any exchange effecting a Rescission (a “Rescission Exchange”) qualifying either as (A) disregarded transactions or as tax-free exchanges under Section 1036(a) of the Code, to the extent the Exchange and a corresponding Rescission Exchange occur in the same tax year, or (B) as tax-free exchanges under Section 1036(a) of the Code, to the extent the Exchange and the corresponding Rescission Exchange occur in different tax years.

10.	Legend. Each of Parent, the Trust and Dr. Malone shall take all such action necessary to cause the Parent Exchange Shares to bear a legend containing the following words:

“THE SECURITIES SHOWN ON THIS REPORT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND, UNLESS SO REGISTERED, THEY MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED EXCEPT PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF SUCH ACT AND APPLICABLE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION.”

11.	Conditions to Parties’ Obligation to Effect an Exchange. The respective obligations of Parent, Dr. Malone and the Trust to effect any Exchange shall be subject to the satisfaction, by each of Dr. Malone, the Trust and Parent prior to or at the relevant Exchange Closing of the following conditions:

(a)	No Injunctions or Restraints. No Order entered, enacted, promulgated, enforced or issued by any court or other Governmental Authority of competent jurisdiction, shall be in effect which prohibits, renders illegal or enjoins the consummation of such Exchange; and

(b)	Dilutive Event. In the case of a Dilutive Event Exchange, the relevant Dilutive Event shall have occurred.

(c)	Accretive Event. In the case of a Reverse Exchange, the relevant Accretive Event shall be reasonably expected to occur concurrently with or promptly following the Reverse Exchange.

(d)	Fundamental Event. In the case of a Fundamental Event Exchange, the relevant Fundamental Event shall be reasonably expected to occur immediately following the Fundamental Event Exchange.

12.	Conditions to Parent’s Obligation to Effect an Exchange. The obligation of Parent to effect any Exchange is also subject to the satisfaction, or (to the extent legally permissible) waiver in writing by Parent, prior to or at the relevant Exchange Closing of the following conditions:

(a)	Representations and Warranties. The representations and warranties of Dr. Malone and the Trust set forth in Section 7(a) shall be true and correct in all material respects in each case as of the date of this Agreement and as of the Exchange Closing as though made on and as of the Exchange Closing, except for (x) those representations and warranties made as of a specified date, which shall be true and correct in all material respects as of such date, and (y) de minimis inaccuracies;

(b)	Covenants. Dr. Malone and the Trust shall have performed in all material respects all covenants required to be performed by them prior to or at such Exchange Closing; and

(c)	Closing Certificate. Dr. Malone and the Trust shall have delivered to Parent a certificate duly signed by Dr. Malone, individually and as trustee of the Trust, that the conditions set forth in Sections 12(a) and (b) have been satisfied.

13.	Conditions to Dr. Malone’s and the Trust’s Obligation to Effect an Exchange. The obligation of Dr. Malone and the Trust to effect any Exchange is also subject to the satisfaction, or (to the extent legally permissible) waiver in writing by Dr. Malone (individually and as trustee of the Trust), prior to or at the relevant Exchange Closing of the following conditions:

(a)	Representations and Warranties. The representations and warranties of Parent set forth in Section 7(b) shall be true and correct in all material respects in each case as of the date of this Agreement and as of the Exchange Closing as though made on and as of the Exchange Closing, except for (x) those representations and warranties made as of a specified date, which shall be true and correct in all material respects as of such date, and (y) de minimis inaccuracies;

(b)	Covenants. Parent shall have performed in all material respects all other covenants required to be performed by it prior to or at such Exchange Closing; and

(c)	Officer’s Certificate. Parent shall have delivered to Dr. Malone and the Trust a certificate duly signed by a duly authorized officer of Parent that the conditions set forth in Sections 13(a) and (b) have been satisfied.

14.	Termination. This Agreement will terminate and immediately cease to be of any further force and effect (i) pursuant to the mutual consent of each of the parties hereto in a written instrument (in the case of Parent, upon the approval of the Parent Special Committee or a majority of Independent Directors), (ii) upon any event resulting in the reduction of the Available Parent Series B Shares to zero, (iii) upon execution of a Successor Exchange Agreement, or (iv) upon termination of the Merger Agreement if the Merger Agreement is terminated in accordance with its terms without the Combination Closing having occurred. If this Agreement is terminated in accordance with this Section 14, this Agreement shall forthwith become null and void and of no effect and the obligations of the parties hereto shall terminate, without Liability of any party (or any stockholder, director, officer, employee, consultant, financial advisor, legal counsel, financing source, accountant, insurer or other advisor, agent or representative of such party); provided, that, nothing contained herein shall relieve any party to this Agreement from any liability for damages resulting from (a) fraud or (b) willful material breach by such party prior to such termination, in each case, as determined by a court of competent jurisdiction pursuant to a final and nonappealable judgment. For purposes of this Agreement, “willful material breach” means a material breach of a party’s covenants and agreements set forth in this Agreement that is the consequence of an act or omission by a party with the knowledge that the taking of such act or failure to take such action would be a material breach of such party’s covenants or agreements (provided, that, with respect to Parent, knowledge includes the actual knowledge, after due inquiry of any of the Senior Management of Parent).

15.	Applicable Law. All disputes, claims or controversies arising out of or relating to this Agreement, or the negotiation, validity or performance of this Agreement, the Waiver and Combination Closing Issuance or any Exchange and the other transactions contemplated hereby shall be governed by and construed in accordance with the Laws of the State of Delaware without regard to its rules of conflict of Laws.

16.	Jurisdiction. Each of the parties hereto (a) irrevocably and unconditionally consents to submit itself to the sole and exclusive personal jurisdiction of the Court of Chancery of the State of Delaware, or, solely if that court does not have subject matter jurisdiction, the Superior Court of the State of Delaware, or, solely if the subject matter of the action is one over which exclusive jurisdiction is vested in the courts of the United States of America, a federal court sitting in the State of Delaware (collectively, the “Delaware Courts”) in connection with any dispute, claim, or controversy arising out of or relating to this Agreement, the Waiver and Combination Closing Issuance or any Exchange and the other transactions contemplated hereby, (b) waives any objection to the laying of venue of any such litigation in any of the Delaware Courts, (c) agrees not to plead or claim in any such court that such litigation brought therein has been brought in an inconvenient forum and agrees not otherwise to attempt to deny or defeat such personal jurisdiction or venue by motion or other request for leave from any such court, and (d) agrees that it will not bring any Action in connection with any dispute, claim, or controversy arising out of or relating to this Agreement, the Waiver and Combination Closing Issuance or any Exchange and the other transactions contemplated hereby, in any court or other tribunal, other than any of the Delaware Courts. All Actions arising out of or relating to this Agreement, the Waiver and Combination Closing Issuance or any Exchange and the other transactions contemplated hereby shall be heard and determined in the Delaware Courts. Each of the parties hereto hereby irrevocably and unconditionally agrees that service of process in connection with any dispute, claim, or controversy arising out of or relating to this Agreement, the Waiver and Combination Closing Issuance or any Exchange and the other transactions contemplated hereby may be made upon such party by prepaid certified or registered mail, with a validated proof of mailing receipt constituting evidence of valid service, directed to such party at the address specified in Section 19 hereof. Service made in such manner, to the fullest extent permitted by applicable Law, shall have the same legal force and effect as if served upon such party personally within the State of Delaware. Nothing herein shall be deemed to limit or prohibit service of process by any other manner as may be permitted by applicable Law.

17.	Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE COMBINATION CLOSING ISSUANCE OR ANY EXCHANGE AND THE OTHER TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF ANY PARTY HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (C) IT MAKES SUCH WAIVER VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 17.

18.	Enforcement of this Agreement. The parties acknowledge and agree that irreparable damage would occur and that the parties would not have any adequate remedy at Law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that monetary damages, even if available, would not be an adequate remedy therefor. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement (without the obligation to post a bond therefor) and to enforce specifically the terms and provisions of this Agreement in the Court of Chancery of the State of Delaware, this being in addition to any other remedy to which they are entitled at law or in equity.

19.	Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given (a) on the date of delivery if delivered personally or sent via e-mail or (b) on the first (1st) Business Day following the date of dispatch if sent by a nationally recognized overnight courier (providing proof of delivery), in each case to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

if to Dr. Malone or the Trust, to:

John C. Malone
c/o Liberty Media Corporation
12300 Liberty Boulevard
Englewood, CO 80112
E-Mail: [Separately provided]

With a copy (which shall not constitute notice) to:

Sherman & Howard L.L.C.
633 Seventeenth Street

Suite 3000

Denver, CO 80202

Attention:	Steven D. Miller
Jeffrey R. Kesselman
E-Mail:	smiller@shermanhoward.com
jkesselman@shermanhoward.com

if to Parent, to:

Liberty Broadband Corporation

12300 Liberty Boulevard

Englewood, CO 80112

Attention: Chief Legal Officer

Email: [Separately provided]

with a copy to (which shall not constitute notice):

Debevoise & Plimpton LLP

919 Third Avenue

New York, NY 10022

Facsimile: (212) 909-6000

Attention:	Jeffrey J. Rosen
Michael A. Diz
Email:	jrosen@debevoise.com
madiz@debevoise.com

20.	Miscellaneous.

(a)	Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of Law or otherwise by any of the parties hereto without the prior written consent of the other parties hereto (in the case of Parent, acting upon the consent of the Parent Special Committee or the Independent Directors). Any purported assignment in breach of the foregoing is void and of no force and effect whatsoever. Subject to the foregoing, the provisions of this Agreement shall be binding upon and inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns, and, in the event of Dr. Malone’s death, his heirs, executors, administrators, testamentary trustees, legatees or beneficiaries.

(b)	This Agreement may be executed in separate counterparts, each of which will be an original and all of which taken together will constitute one and the same agreement.

(c)	If, subsequent to the date hereof, further documents are reasonably requested in order to carry out the provisions and purposes of this Agreement, the parties hereto will execute and deliver such further documents.

(d)	When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. When this Agreement contemplates a certain number of securities, as of a particular date, such number of securities (including Available Parent B Shares) shall be deemed to be appropriately adjusted to account for stock splits, stock dividends, recapitalizations, combinations of shares or other change affecting the outstanding shares of Parent Common Stock or Voting Securities other than any Fundamental Event.

(e)	Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed (i) in the case of an amendment, by each of parties hereto (in the case of Parent, upon the approval of the Parent Special Committee or a majority of the Independent Directors), and (ii) in the case of a waiver, by the party against whom the waiver is to be effective (in the case of Parent, upon the approval of the Parent Special Committee or a majority of the Independent Directors). No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

(f)	If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect, insofar as the foregoing can be accomplished without materially affecting the benefits anticipated by the parties to this Agreement. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the Exchanges and the other transactions contemplated hereby are fulfilled to the greatest extent possible.

(g)	The parties acknowledge and confirm that each of their respective attorneys have participated jointly in the drafting, review and revision of this Agreement and that it has not been written solely by counsel for one party and that each party has had the benefit of its independent legal counsel’s advice with respect to the terms and provisions hereof and its rights and obligations hereunder. Each party hereto, therefore, stipulates and agrees that the rule of construction to the effect that any ambiguities are to be or may be resolved against the drafting party shall not be employed in the interpretation of this Agreement to favor any party against another and that no party shall have the benefit of any legal presumption or the detriment of any burden of proof by reason of any ambiguity or uncertain meaning contained in this Agreement.

(h)	Whether or not the Combination is consummated, all costs and expenses incurred or to be incurred with this Agreement and the transactions contemplated hereby will be paid by the party incurring such cost or expense; provided, that, Parent shall pay (or reimburse Dr. Malone and the Trust) all reasonable out-of-pocket costs and expenses incurred by Dr. Malone and the Trust, including the reasonable fees, charges and disbursements of counsel for Dr. Malone and the Trust and any filing fees due for any filings pursuant to any Competition Law, including the HSR Act, in each case, necessary or in connection with the preparation, negotiation, execution and consummation of this Agreement and any of the transactions contemplated by this Agreement, including the Combination Closing Issuance or any Exchange.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

JOHN C. MALONE

/s/ John C. Malone

JOHN C. MALONE 1995 REVOCABLE TRUST U/A DTD 3/6/1995

By:	/s/ John C. Malone
Name:	John C. Malone
Title:	Trustee

[Signature page to Exchange Agreement]

LIBERTY BROADBAND CORPORATION

By:	/s/ Renee L. Wilm
Name:	Renee L. Wilm
Title:	Chief Legal Officer

[Signature page to Exchange Agreement]